UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024 (January 4, 2024)

ATI Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 McKinney Avenue, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ATI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On January 4, 2024, Elliot S. Davis, Senior Vice President and Chief Legal and Compliance Officer of ATI Inc. (the “Company”) advised the Company of his intention to retire from the Company effective as of October 1, 2024. Following selection of his successor, Mr. Davis will serve as Special Advisor, Legal and Compliance through his retirement date to support the transition of his role and responsibilities.

(e)    In connection with Mr. Davis’s anticipated retirement, he and the Company entered into a Retirement, Transition and Release Agreement, dated as of January 8, 2024 (the “Retirement Agreement”), pursuant to which Mr. Davis is entitled to certain benefits as more fully described in the Retirement Agreement. The Retirement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, also contains provisions that restrict Mr. Davis from competing against the Company or soliciting employees or customers of the Company for a period of 24 months following the effective date of his retirement, together with other affirmative and negative covenants that are customary for agreements of this nature.

Item 9.01.	Exhibit

(d)	Exhibit 10.1	Retirement, Transition and Release Agreement, dated January 8, 2024.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI Inc.

By:	/s/: Tina K. Busch
Tina K. Busch
Senior Vice President, Chief Human Resources Officer

Dated: January 10, 2024